EXHIBIT 99.1

Sun Healthcare Group, Inc. Announces 2009 Guidance;
Schedules Conference Call to
Announce 2008 Earnings

Contact: Investor Inquiries (505) 468-2341
Media Inquiries (505) 468-4582

            Irvine, Calif. (Feb. 4, 2009)—Sun Healthcare Group, Inc. (NASDAQ GM: SUNH) today announced guidance for 2009 and affirmed its 2008 guidance that was announced on Oct. 1, 2008.

2009 Guidance

The table below sets forth Sun’s 2009 guidance.

(in millions, except EPS)
	Low	High
Revenue	$1,919.0	$1,933.0

EBITDAR	$260.0	$264.0

EBITDA	$185.0	$189.0

Pre-tax earnings	$87.0	$89.5

Income from continuing operations	$51.3	$52.8

Diluted earnings per share	$1.15	$1.19

Diluted weighted average shares	44.5	44.5

EBITDAR margin	13.5%	13.7%

EBITDA margin	9.6%	9.8%

“We continue to deliver strong margin improvement in this difficult economic environment,” said Richard K. Matros, Sun’s chairman and chief executive officer. “Our 2009 guidance is based on our current read of the reimbursement environment. We have assumed that the current Medicare rates will be effective through Sept. 30, 2009 and that there will be a market basket increase in the fourth quarter, consistent with prior years. Also, consistent with prior years, we expect to be able to improve our skilled mix revenue inclusive of Medicare rates through consistent execution of our strategy to increase the number of high acuity patients we serve,” Matros continued.

“A number of states have implemented Medicaid rate freezes or rate cuts in an effort to address budget deficits,” Matros said. “These state budgetary actions may be alleviated by the Federal government’s proposed economic stimulus package, which includes assistance to the states through the Medicaid match program (FMAP) and may be used by the states to mitigate rate freezes or rate cuts. Our 2009 guidance anticipates an average year over year Medicaid rate increase of 200 basis points, which is 160 basis points less than the increase we received in 2008. The smaller increase in Medicaid rates translates to a $12 million revenue decrease, a 50 basis point decrease in both EBITDAR margin and EBITDA margin and a $0.16 decrease in earnings per share.”

Sun’s 2009 guidance is based on the continuing operations of the company and the following additional assumptions:

▪	an effective income tax rate of 41 percent and 2009 cash income taxes paid between $10 million and $12 million;
▪	no additional acquisitions or dispositions;
▪	an average outstanding debt balance of $700 million with an average all-in interest rate of 7.7 percent;
▪	non-recurring costs in 2009 of $3.3 million associated with the implementation of a new clinical/billing platform and a labor management system;
▪	capital expenditures of between $47 million and $53 million, principally for:
o	routine maintenance and renovations for facilities and IT systems,
o	the build-out of 20 additional units of Rehab Recovery Suites® in 2009 for $8 million, and
o	implementation of a new clinical/billing platform and a labor management system requiring $3.4 million in 2009.

Mr. Matros added, “In these uncertain times we are focused on reducing our indebtedness and keeping our costs in line with our revenues without impacting the quality of care that we provide our patients. Our cost control efforts include freezing salaries of officers and closely managing discretionary spending.”

Conference Call
Sun invites investors to listen to a conference call with Sun’s senior management on Tuesday, March 3, 2009, at 10 a.m. PT / 1 p.m. ET, to discuss the Company’s fourth-quarter and year-end earnings for 2008.

      To listen to the conference call, dial (877) 723-9521 and refer to Sun Healthcare Group. A recording of the call will be available from 4 p.m. ET on March 3, 2009, until midnight ET on April 3, 2009, by calling (888) 203-1112 and using access code 7642477.

About Sun Healthcare Group, Inc.
Sun Healthcare Group, Inc., with executive offices in Irvine, California, owns SunBridge Healthcare Corporation and other affiliated companies that operate long-term and postacute care centers in many states. In addition, the Sun Healthcare Group family of companies provides therapy through SunDance Rehabilitation Corporation, hospice services through SolAmor Hospice and medical staffing through CareerStaff Unlimited, Inc.

     Statements made regarding 2008 and 2009 guidance are not historical facts and are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. Factors that could cause actual results to differ are identified in our public filings with the Securities and Exchange Commission and include changes in Medicare and Medicaid reimbursements; our ability to maintain the occupancy rates and payor mix at  our long-term care centers; the impact of the current economic downturn on our business;  potential liability for losses not covered by, or in excess of, our insurance; the effects of government regulations and investigations; increasing labor costs and the shortage of qualified healthcare personnel; and our ability to  receive increases in reimbursement rates from government payors to cover increased costs. More information on factors that could affect our business and financial results is included in our public filings made with the Securities and Exchange Commission, including our Annual Report on Forms 10-K and 10-K/A and Quarterly Reports on Form 10-Q, copies of which are available on Sun’s web site, www.sunh.com.
     The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by Sun are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.
     EBITDA and EBITDAR as used in this press release are non-GAAP financial measures. EBITDA is defined as earnings before income (loss) on discontinued operations, income taxes, loss (gain) on sale of assets, net, interest, net, depreciation and amortization. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for Sun as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income (loss), cash flows generated by or used in operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles in the United States and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.
     Any documents filed by Sun with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders of Sun may obtain free copies of the documents filed with the SEC by contacting Sun’s investor relations department at (505) 468-2341 (TDD users, please call (505) 468-4458) or by sending a written request to Investor Relations, Sun Healthcare Group, Inc. 101 Sun Avenue N.E., Albuquerque, N.M. 87109. You may also read and copy any reports, statements and other information filed by Sun with the SEC at the SEC public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or visit the SEC’s web site for further information.
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